EXHIBIT 99.1

Old Line Bancshares, Inc. and WSB Holdings, Inc. Announce Execution of Merger Agreement

BOWIE, Md., Sept. 10, 2012 (GLOBE NEWSWIRE) -- Old Line Bancshares, Inc. (Nasdaq:OLBK), the parent company of Old Line Bank, and WSB Holdings, Inc. (Nasdaq:WSB), the parent company of The Washington Savings Bank, F.S.B., today jointly announced the execution of a definitive merger agreement (the "Merger Agreement") that provides for the acquisition of WSB Holdings, Inc. by Old Line Bancshares, Inc. for approximately $49 million, or approximately $6.12 per share, in cash and stock, subject to adjustment (the "total consideration").

Old Line Bancshares, with assets of $846 million and nineteen banking locations, and WSB Holdings, with assets of $374 million and five banking locations, both serve the greater Washington DC area as well as southern Maryland and Anne Arundel County. The combination will create a $1.2 billion banking institution serving the largest, healthiest and fastest growing market in the nation.

Pursuant to the terms of the Merger Agreement, WSB Holdings, Inc. will be merged with and into Old Line Bancshares, Inc., with Old Line Bancshares, Inc. surviving the merger (the "Merger"). Immediately after the Merger, The Washington Savings Bank, F.S.B. will merge with and into Old Line Bank, with Old Line Bank being the surviving bank. The Merger, anticipated to close in the second quarter of 2013, is expected to be accretive to Old Line Bancshares, Inc.'s earnings within three quarters of closing.

James W. Cornelsen, President and Chief Executive Officer of Old Line Bancshares, Inc., said, "We are extremely pleased to be joining Old Line with Washington Savings to better serve our customers by expanding branch network and expanding our banking services with the addition of a successful and growing mortgage origination team. For our combined shareholder base, we seek to increase value by improving our operating efficiencies to increase earnings and by increasing the liquidity and visibility of our stock by expanding the stockholder base."

Craig E. Clark, Chairman of the Board of Directors of Old Line Bancshares, Inc., said, "The combination of Old Line and The Washington Savings will create the fifth-largest independent commercial bank based in Maryland, with assets of more than $1.2 billion and, with 24 full service branches serving five counties, the combined bank will have the third-most banking locations of all independent Maryland-based commercial banks. We believe this transaction will benefit both entities' customers, depositors and stockholders."

William J. Harnett, Chairman of the Board of WSB Holdings, Inc., stated, "We have always been proud of being a Maryland-based community bank and by partnering with Old Line, we will continue that tradition." Phillip C. Bowman, Chief Executive Officer of WSB Holdings, Inc. continued, "Over the last ten years, we have seen Maryland's largest independent banks vanish, purchased one-by-one by out-of-state banks. This partnership is a step toward beginning to fill that void."

Mr. Cornelsen further stated, "Almost exactly two years ago, we announced our partnership with Maryland Bank & Trust, a partnership that almost doubled our assets, significantly increased our earnings and created significant value for our shareholders. Today, with our same executive team, the experience from that integration and greater resources, we are partnering with another local institution and expect to continue to build on those successes."

Under the terms of the Merger Agreement, Old Line Bancshares will acquire the outstanding shares of WSB Holdings common stock for 0.5608 shares of Old Line Bancshares common stock for each share of WSB Holdings common stock or cash consideration of $6.09 per share, in each case subject to possible adjustment for operating losses, asset quality, the valuation of certain investment securities and expense limitations prior to closing. Absent any adjustments, the aggregate merger consideration will have a stock/cash mix of 65%/35%, with approximately 2,917,571 shares of Old Line Bancshares common stock issued and $17.0 million paid in cash. WSB Holdings shareholders will be permitted to elect to receive Old Line Bancshares common stock or cash, or a combination of each, subject to proration procedures so that $17 million is paid in cash. The Merger Agreement will be included as an exhibit to Old Line Bancshares, Inc.'s Form 8-K filed with the Securities and Exchange Commission (the "SEC") on September 10, 2012.

Pursuant to the Merger Agreement, Old Line Bancshares, Inc. will add Mr. Harnett and Michael J. Sullivan to its board of directors and to the board of directors of Old Line Bank. The Merger Agreement is subject to customary closing conditions, including approval by both companies' stockholders and applicable banking regulatory authorities.

Ambassador Financial Group, Inc. acted as financial adviser to Old Line Bancshares, Inc., and Ober, Kaler, Grimes & Shriver, P.C. acted as its legal counsel. RP Financial, LC provided the fairness opinion to WSB Holdings, Inc. and Gordon Feinblatt LLC acted as its legal counsel.

Old Line Bancshares, Inc. is the parent company of Old Line Bank, a Maryland chartered commercial bank headquartered in Bowie, Maryland, approximately 10 miles east of Andrews Air Force Base and 20 miles east of Washington, D.C. Old Line Bank also operates from branches in Prince George's, Anne Arundel, Charles, Calvert, and St. Mary's counties, Maryland. Its primary market area is the suburban Maryland (Washington, D.C. suburbs) counties of Prince George's, Anne Arundel, Charles and northern St. Mary's. It also targets customers throughout the greater Washington, D.C. metropolitan area. Old Line Bank has had 73 consecutive quarters of profitability.

WSB Holdings, Inc. is the parent company of The Washington Savings Bank, a federally chartered savings bank headquartered in Bowie, Maryland. The Washington Savings Bank was founded over 30 years ago. Over three decades, The Washington Savings Bank has provided residents, business and professionals of Anne Arundel, Charles and Prince George's counties with banking services by a locally-owned and managed community bank.

Additional Information and Where to Find It

In connection with the Merger, Old Line Bancshares, Inc. will file with the SEC a registration statement on Form S-4 to register the shares of Old Line Bancshares, Inc. common stock to be issued to the stockholders of WSB Holdings, Inc. The registration statement will include a joint proxy statement/prospectus that will be sent to the stockholders of Old Line Bancshares, Inc. and WSB Holdings, Inc. seeking their approval of the Merger. In addition, Old Line Bancshares, Inc. may file other relevant documents concerning the Merger with the SEC.

Stockholders of Old Line Bancshares, Inc. and WSB Holdings, Inc. are urged to read the registration statement on Form S-4 and the joint proxy statement/prospectus included within the registration statement and any other relevant documents to be filed with the SEC in connection with the Merger because they will contain important information about Old Line Bancshares, Inc., WSB Holdings, Inc. and the Merger. Stockholders of Old Line Bancshares, Inc. and WSB Holdings, Inc. may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov or by accessing Old Line Bancshares, Inc.'s website at http://www.oldlinebank.com under "Investor Relations – SEC Filings." Stockholders of WSB Holdings, Inc. may obtain free copies of these documents through the website maintained by the SEC at http://www.sec.gov or by accessing the "Financial Highlights" page of WSB Holdings, Inc.'s website at www.twsb.com under the tab "About TWSB". The information on these websites is not, and shall not be deemed to be, a part of this release or incorporated into other filings that Old Line Bancshares, Inc. or WSB Holdings, Inc. makes with the SEC. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Old Line Bancshares, Inc., 1525 Pointer Ridge Place, Bowie, Maryland 20716, Attention: Investor Relations (telephone: (301) 430-2500) or WSB Holdings, Inc., 4201 Mitchellville Road, Suite 200, Bowie, MD 20716, Attention: Investor Relations (telephone: (301) 352-3120).

Old Line Bancshares, Inc., WSB Holdings, Inc. and their respective directors, executive officers and certain members of management may be deemed to be participants in the solicitation of proxies from the stockholders of Old Line Bancshares, Inc. and WSB Holdings, Inc. in connection with the Merger. Information about the directors and executive officers of Old Line Bancshares, Inc. is set forth in the proxy statement for Old Line Bancshares, Inc.'s 2012 annual meeting of stockholders filed with the SEC on April 30, 2012. Information about the directors and executive officers of WSB Holdings, Inc. is set forth in the definitive proxy statement of WSB Holdings, Inc. for its 2012 annual meeting of stockholders filed with the SEC on March 22, 2012. Additional information regarding the interests of these participants and other persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies with respect to the Merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.

Caution Regarding Forward-Looking Statements

The statements in this press release that are not historical facts, in particular the statements with respect to the anticipated consummation of the Merger and the effects of the Merger, including the anticipated increase in assets and branches as a result of the Merger, increased earnings and increasing returns for the stockholders, relative size and asset size post-Merger, anticipated cost savings, goals with respect to total asset size and when the acquisition of WSB Holdings, Inc. will become accretive to Old Line Bancshares, Inc., constitute "forward-looking statements" as defined by Federal Securities laws. These statements can generally be identified by the use of forward-looking terminology such as "believes," "expects," "intends," "may," "will," "should," "anticipates," "plans" or similar terminology. Such statements are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of factors, including, but not limited to: (1) the businesses of WSB Holdings, Inc. may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected timeframe; (3) revenues following the Merger may be lower than expected; (4) customer and employee relationships and business operations may be disrupted by the Merger; (5) the ability to obtain required regulatory and stockholder approvals; (6) the ability to complete the Merger on the expected timeframe may be more difficult, time-consuming or costly than expected; (7) deterioration in economic conditions or a slower than anticipated recovery in our target markets or nationally; (8) continued increases in the unemployment rate in our target markets changes in interest rates; (9) changes in laws, regulations, policies and guidelines impacting our ability to collect on outstanding loans or otherwise negatively impact our business; and (10) other risk factors detailed from time to time in filings made by Old Line Bancshares, Inc. with the SEC. Forward-looking statements speak only as of the date they are made. Old Line Bancshares, Inc. will not update forward-looking statements to reflect factual assumptions, circumstances or events that have changed after a forward-looking statement was made.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction. No offer of securities shall be made except by means of a prospectus satisfying the requirements of Section 10 of the Securities Act of 1933, as amended.

CONTACT:  OLD LINE BANCSHARES, INC.
          CONTACT: CHRISTINE M. RUSH
          CHIEF FINANCIAL OFFICER
          (301) 430-2544

          WSB HOLDINGS, INC.
          CONTACT: CAROL A. RAMEY
          CHIEF FINANCIAL OFFICER
          (301) 352-3130